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For more information, please contact:                      [MITTAL STEEL LOGO]
Media: David C. Allen, Mittal Steel USA
   (312) 899-3692
Finance: Thomas A. McCue, Mittal Steel
   (312) 899-3927

                                                       N E W S   R E L E A S E
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FOR IMMEDIATE RELEASE: MAY 2, 2006

FIRE INTERRUPTS PRODUCTION AT INDIANA STEEL PLANT


CHICAGO -- A fire has halted production in one of the steelmaking shops at Mittal Steel USA -- Indiana Harbor in East Chicago, Ind.

No one was seriously hurt when a ladle descended unexpectedly late Friday and dumped more than 200 tons of molten iron to the shop floor.

One employee sustained minor injuries; another was taken to a hospital for observation after being shaken up by the incident. Both were released and cleared for work.

However, the resulting fire caused significant damage before being extinguished about four hours later.

"Most importantly, I was very relieved to learn that there were no serious injuries," said Louis L. Schorsch, president and chief executive officer of Mittal Steel USA.

"However, our preliminary assessment indicates that No. 3 steel production will be down for about 30 days, which translates into about 300,000 tons of steelmaking."

Schorsch said the company is confident that it will continue to meet the needs of customers and restore production at No. 3 steel production as quickly as possible.

"We are still in the very early stages of our assessment; but already our entire organization is being mobilized in an attempt to minimize the impact of this incident on our customers," he said.

Preliminary reports indicate that a crane equipment failure caused the ladle to descend as it was moving toward a steelmaking furnace, and the ladle's tilting mechanism engaged the pouring hook hoist on the way down.

The company expects the damage and losses associated with business disruption to be covered by insurance.



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ABOUT MITTAL STEEL USA

Mittal Steel USA, with its affiliates, is the largest steel producer in North America and the largest integrated steel producer in the United States. It serves a broad U.S. manufacturing base. The company was formed in April 2005 and consists of the former Ispat Inland Inc. and the former International Steel Group. It has operations in 12 states of the United States.

ABOUT MITTAL STEEL

Mittal Steel Company (NYSE: MT; AEX: MT) is the world's largest and most global steel company. The company has operations in 16 countries, on four continents. Mittal Steel encompasses all aspects of modern steelmaking, to produce a comprehensive portfolio of both flat and long steel products to meet a wide range of customer needs. It serves all the major steel consuming sectors, including automotive, appliance, machinery and construction.

For 2005, Mittal Steel had revenues of US $28.1 billion and steel shipments of
49.2 million tons. The company trades on the New York Stock Exchange and the Euronext Amsterdam under the ticker symbol "MT."

FORWARD-LOOKING STATEMENTS
This communication contains forward-looking information and statements about Mittal Steel Company N.V. and Mittal Steel USA Inc. Forward-looking statements are statements that are not historical facts. These statements include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future events and performance. Forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 are generally identified by the words "believe," "expect," "anticipate," "target" or similar expressions. Although Mittal Steel USA's management believes that the expectations reflected in such forward-looking statements are reasonable, investors and holders of Mittal Steel USA's securities are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Mittal Steel USA, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified in the public filings with the SEC made or to be made by Mittal Steel USA, including on Form 10-K. Mittal Steel USA undertakes no obligation to publicly update its forward-looking statements, whether as a result of new information, future events, or otherwise.


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